                                                                    EXHIBIT 99.3
ADVANCED INSTRUCTION TO SELL COMMON STOCK

To: Deutsche Bank Alex. Brown
    A Division of Deutsche Bank Securities Inc.

Account Number: ________________

         I am a holder of shares, or options to acquire shares, of the common stock ("Common Stock") of RSA Security Inc. (the "Company"). I would like to periodically sell Company shares in order to diversify my portfolio. I also wish to take advantage of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which provides for an affirmative defense from insider trading liability for purchases and sales effected pursuant to a contract, instruction or plan entered into when a person is not aware of any material nonpublic information. This instruction ("Instruction") is intended to constitute a "written plan for trading securities" within the meaning of Rule 10b5-1.

         I hereby instruct Deutsche Bank Securities Inc. (referred to herein as "Deutsche Bank Alex. Brown") to exercise options representing shares of Common Stock, and sell the resulting shares of Common Stock as follows:

    i) For the period commencing August 31, 2002 and terminating on December 31, 2003, with respect to any stock options with an exercise price equal to $4.42 per share, at any time during the months of February, May, August and November, exercise and simultaneously sell all vested options if the Company's Common Stock is trading at a price equal to $6.42 per share or higher, and;

    ii) For the period commencing July 1, 2003 and terminating on December 31, 2004, with respect to any stock options with an exercise price equal to $4.04 per share, at any time during the months of February, May, August and November, exercise and sell all vested options if the Company's Common Stock is trading at a price equal to $6.04 per share or higher.

         You are authorized to make deliveries of securities and payment of moneys in accordance with your normal practice. All shares to be sold shall have been previously deposited into my account, and you shall not be required to follow this Instruction if shares are not present in my account (or acceptable arrangements to deliver option shares have not been made) prior to the dates on which sales shall occur. If this Instruction requires you to exercise stock options you shall do so in accordance with your normal procedures, and unless instructed otherwise, remit the exercise price and the withholding tax as calculated by the Company. The share amount listed above shall be increased or decreased to reflect stock splits should they occur. I understand that I shall be responsible to arrange for any filings that may be required under applicable law (e.g., Form 144, Schedule 13D, and Forms 4 and 5), and that I may be subject to the short swing profit rules contained in Section 16 of the Securities Exchange Act of 1934. In this connection, I understand that upon my request, you will assist me in making advance arrangements regarding the filing of Forms 144; provided that you agree to notify me and a designated representative of RSA's legal department within eight hours of making any trade so that I may file the required Form 4 in a timely fashion:

         -        Margaret Seif: Phone: 781-515-5403; email:
                  mseif@rsasecurity.com

         -        Kathryn Leach: Phone: 781-515-5422; email:
                  kleach@rsasecurity.com

         -        Susan Peter: Phone: 781-515-5504; email:
                  speter@rsasecurity.com

         All sales shall be effected in your normal fashion in accordance with your terms and conditions for my account and risk. You may act as principal in any transaction hereunder. I understand that you may not be able to make all of the sales contemplated under this Instruction due to a market disruption or a legal, regulatory or contractual restriction applicable to you or any other event or circumstance. I further understand that even in the absence of such a circumstance, you may be unable to make sales consistent with ordinary principles of best execution due to insufficient volume of trading or other market factors in effect on the date of a sale. I hereby ratify and confirm any and all transactions with you in accordance with this Instruction. I also agree to indemnify and hold Deutsche Bank Alex. Brown harmless from any and all losses arising from any cause of action arising from its performance of this Instruction. For purposes of this Section, the term "losses" shall mean monetary damages for which a court or regulatory agency has found Deutsche Bank to be finally liable, after all appeals have been exhausted, but which shall in no event exceed an amount equal to the proceeds received by You in connection with exercises of stock options pursuant to this Instruction. Notwithstanding the foregoing, "losses" shall not include

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Deutsche Bank's attorneys fees, and Deutsche Bank may not settle any action for which it will claim indemnification from you without your prior written consent.

         You will cease making sales under this Instruction as soon as practicable following receipt of written notice from the Company, confirmed by telephone, that the Company has entered into a transaction that results in my being subject to trading restrictions. You shall resume making sales in accordance with this Instruction as soon as practicable after you receive written notice from the Company of the cessation or termination of any such trading restriction. Any sales not made as a result of the imposition of any trading restriction shall be sold in the next following selling period.

         While this Instruction is in effect I will not enter into or alter any corresponding or hedging transaction or position with respect to the Common Stock (including any securities convertible or exchangeable into Common Stock).

         I represent and warrant that I am not presently aware of any material nonpublic information regarding the Company or its securities and that I am currently able to sell Common Stock under the Company's insider trading policies and covenant that I will not discuss or otherwise disclose material nonpublic information to my investment representative or any other of your personnel responsible for carrying out this Instruction. I have obtained the approval of the Company's counsel to enter into this Instruction.

         This Instruction may be modified, terminated or amended only by a writing signed by the parties hereto. Any modification or amendment of this Instruction may only occur at a time when I am not aware of material nonpublic information concerning the Company or its securities and I am otherwise permitted to make sales under the Company's insider trading policies. If this Instruction is modified or amended, or if I establish a new plan after termination of this Instruction, no sales shall be made during the thirty (30) calendar days immediately following such modification, amendment or termination (other than sales already provided for in the Instruction prior to modification, amendment or termination).

         This Instruction shall not be effective until Deutsche Bank Alex. Brown confirms its acceptance in writing by signing below. It shall remain in full force and effect until revoked or modified by me in writing. Deutsche Bank Alex. Brown may decline to act hereunder upon reasonable notice. I hereby irrevocably authorize you to accept any instruction from the Company to cease or suspend sales hereunder.

                                                 /s/ Margaret K. Seif
                                                 ---------------------------
                                                 Margaret K. Seif

Accepted
Deutsche Bank Alex. Brown

/s/ Stuart C. Williams
-----------------------------------
Branch Manager

Dated: 8/28/02

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                                   SCHEDULE B
                                 (Stock Options)
                         TO MARGARET K. SEIF 1-b5-1 PLAN
                                DATED AUGUST 2002

Name of Seller: Margaret Seif___________________________________________
Seller's Social Security #_______________________
Daytime Tel. #:___ Cellular:______________ Fax #:____ Email:
mseif@rsasecurity.com

         EXERCISE OF OPTIONS AND SALE OF STOCK OBTAINED UPON EXERCISE OF
         OPTIONS.

         (Please note: Seller represents that the information below is accurate. You may use multiple lines to apportion shares in a grant across differing Sales Periods or Limit Prices. Each line will be treated as a distinct trading instruction.).

------------------------------------------------------------------------------------------------------------------------------
               a.          b.         c.              d.               e.                     f.                    g.
                                                   Vesting       Designated Sale       Authorized Number     Net Limit Price
           Grant ID #   Date of     Strike         Date For          Period             of Option Shares      ($) or "Market"
 LINE                    Grant      Price          Unvested                                                Price (select one):
                                                   Shares        From       To
------------------------------------------------------------------------------------------------------------------------------
  1         R98-1488     6/18/02     4.42          9/18/02       8/31/02  12/31/03           2,092               $ 6.42
              (NQ)                                  (131)
------------------------------------------------------------------------------------------------------------------------------
  2        R98-1488A    6/18/02      4.42          9/18/02       8/31/02  12/31/03          42,907               $ 6.42
              (NQ)                                 (2,682)
------------------------------------------------------------------------------------------------------------------------------
  3         R98-313A     6/18/02     4.42          9/18/02       8/31/02  12/31/03          16,873               $ 6.42
              (NQ)                                 (1,055)
------------------------------------------------------------------------------------------------------------------------------
  4         R94-1025     6/18/02     4.42          9/18/02       8/31/02  12/31/03           6,703               $ 6.42
              (NQ)                                  (419)
------------------------------------------------------------------------------------------------------------------------------
  5        R94-1025A    6/18/02      4.42          9/18/02       8/31/02  12/31/03          51,196               $ 6.42
              (NQ)                                 (3,200)
------------------------------------------------------------------------------------------------------------------------------
  6         94-1029      7/10/02     4.04          7/10/03       7/1/03   12/31/04          93,006               $ 6.04
             (ISO)                                 (24,752)
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  7         94-1029A     7/10/02     4.04          7/10/03       7/1/03   12/31/04           6,994               $ 6.04
              (NQ)                                  (248)
------------------------------------------------------------------------------------------------------------------------------
                                                                                            TOTAL: 219,771
------------------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS:

1.  In columns (a) and (b), list the Options which are to be exercised.

    In column (c), specify the applicable strike price.

    In column (d) specify the applicable vesting date.

    In column (e), state the first and last date on which the option is authorized to be exercised and sold during the Designated Sale Period (Exercises and sales may occur on or between these dates). The "To" column may be left blank in which case the Designated Sale Period will last until this Instruction terminates.

    In column (f), state the maximum number of Option Shares to be exercised.

    In column (g), write the dollar price which is the minimum price (the "Net Limit Price") at which the Authorized Number of Option Shares is authorized to be sold. If a Net Limit Price is instructed, I understand that my order(s) will be executed only when Deutsche Bank Alex. Brown sells at a price equal or higher than my minimum price(s) plus the mark-up.

2. In the event that Deutsche Bank Alex. Brown is unable to sell the Authorized Number of Option Shares in a Designated Sale Period for any reason: (check one of the following instructions)

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    X the unsold amount of Option Shares will be carried forward and added to the Authorized Number of Option Shares for each succeeding Designated Sale Period until sold at the original net limit price; or

     ___ the unsold amount of Option Shares will not be sold and will not be carried over to the next Designated Sale Period.

3. I X am (_____ am not) subject to Rule 144 filing requirements and, if applicable, I have provided signed documents to be filed on my behalf.

4. I recognize that if the nature of the above listed options changes materially, including but not limited to my termination, I will notify Deutsche Bank Alex. Brown immediately.